Exhibit 99.1

PRESS RELEASE

May 3, 2023

Adient reports second quarter 2023 financial results

Reaffirms FY2023 outlook

- Q2 GAAP net income and EPS diluted of $(15)M and $(0.16), respectively; Q2 Adj.-EPS diluted of $0.32
- Q2 Adj.-EBITDA of $215M, up $56M y-o-y
- Gross debt and net debt totaled $2.5B and $1.7B, respectively, at March 31, 2023; cash and cash equivalents of $826M at March 31, 2023
- Executed an opportunistic debt refinancing and partial Term Loan B prepayment to strengthen the company's balance sheet
- Began to implement the company's enhanced capital allocation plan with the repurchase of ~759,600 shares of its common stock using cash ~$30M (includes ~48,000 shares and ~$1.9M that settled subsequent to quarter end)

Q2 FY2023 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME/(LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$3,912M**	**$96M**	**$(15)M**	**$(0.16)**
vs. Q2 22	12%	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME/(LOSS) attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$134M**	**$215M**	**$31M**	**$0.32**
vs. Q2 22	70%	35%	NM	NM

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

NM - Not a meaningful comparison

"Adient delivered strong operational, commercial and financial performance in Q2, building on the positive momentum established earlier in the year. Although obstacles exist, the team remains focused on navigating them successfully and delivering our FY23 plan."

— Doug Del Grosso, President and Chief Executive Officer

ADIENT DELIVERS SOLID Q2FY23 FINANCIAL RESULTS – FY23 PLAN ON TRACK

Driven by strong operational execution, positive commercial momentum and an extreme focus on containing costs, Adient continues to drive the business forward. During the second quarter, the company's focused strategy combined with a modestly improved operating environment helped deliver improved y-o-y earnings growth. Adient's Q2FY23 Adj.-EBITDA totaled $215M, up $56M compared to Q2FY22. Adj.-EBITDA and margin excluding equity income totaled $203M and 5.2%, respectively. Although modest improvements in the overall operating environment have emerged in certain areas (i.e. stability of customer production schedules, lower freight costs, etc.), expectations for significant upside for the remainder of FY23 are tempered as other risks, which are placing downward pressure on the industry, remain elevated (i.e., soft auto demand in China and elevated steel costs in North America). Despite these challenges, Adient remains focused on executing its plan and is committed to driving earnings, margin and FCF in FY23 vs. FY22.

ENHANCING SHAREHOLDER RETURNS

Given Adient's transformed balance sheet and confidence in its near- and long-term plan, the company began to execute its previously announced enhanced capital allocation plan. During the quarter, the company began to repurchase shares under its previously announced $600M share repurchase program. To date, Adient has repurchased ~759,600 shares of its common stock using ~$30M of cash on hand (includes ~48,000 shares and ~$1.9M that settled subsequent to quarter end). Although the pace of repurchases is forecast to accelerate with the expected increase in FCF in H2FY23, Adient will continue to take a measured approach to the timing and amount of buybacks to be executed (remaining mindful of cash needs and market conditions).

STRONG LIQUIDITY; OPPORTUNISTICALLY STRENGTHENING THE BALANCE SHEET

Underpinned by y-o-y earnings growth and a continued focus on cash management, Adient's cash and cash equivalents totaled $826M at March 31, 2023 (total liquidity of ~$1.8B). In addition, Adient executed actions during the quarter to further strengthen the company's balance sheet such as issuing $500 million of 7.00% senior secured notes due 2028 and $500 million of 8.25% senior unsecured notes due 2031. Net proceeds from the offerings, together with $100M of cash on hand, were used to redeem ~$750M of the company's existing 3.50% senior unsecured notes due 2024 and to prepay $350M of the loans outstanding under its existing term loan credit facility. The opportunistic refinancing extends the average tenor of Adient's debt portfolio from 3.4 years to ~5.0 years.

MULTIPLE CUSTOMERS RECOGNIZE ADIENT AS "SUPPLIER OF THE YEAR"

Adient continued to garner customer and industry recognition throughout the second quarter of FY23, including being selected "supplier of the year" by many customers. This recognition further underscores that the company's unrelenting focus on delivering quality solutions makes a difference to our customers. Among the awards for Adient this quarter were: GM Supplier of the Year, Renault Korea Motors Supplier of the Year, FAW-Toyota Excellent Quality Award, Volvo Car APAC Excellent Supplier Award, GAC-Trumpchi Excellent Supplier Award and seven J.D. Power awards for seat satisfaction for Adient's APAC region team.

> *"Adient's solid start to the year -- underpinned by strong operational execution -- enabled the company to begin to execute its previously announced enhanced capital allocation plan. We are committed to driving the business forward and enhancing shareholder value over time."*
>
> *— Jerome Dorlack, Executive Vice President and Chief Financial Officer*

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q2 23	Q2 22	Q2 23	Q2 22	Q2 23	Q2 22
$72M	$46M	$53M	$30M	$113M	$105M

Americas: For the quarter, the y-o-y increase was driven by improved volume and mix, net material margin performance (including certain commercial recoveries), lower freight costs, and improved FX and net commodities costs. Partial offsets to these improvements were the negative impacts of increased labor costs and the nonrecurrence of certain compensation related austerity measures, and launch costs driven by the timing of launches.

EMEA: For the quarter, the y-o-y increase was primarily driven by improved volume and mix, and net material margin performance (including certain commercial recoveries). Partially offsetting these tailwinds were the negative impacts of increased labor and utility costs, increased freight costs, and net commodities headwinds (primarily driven by the timing of recoveries and nonrecurrence of FY22 inventory accounting adjustments).

Asia: For the quarter, the y-o-y increase was primarily driven by improved volume and mix and business performance. These benefits were partially offset by increased labor and overhead costs, lower equity income (primarily driven by our restructured shareholder agreement impacting our Keiper JV and lower volumes at our unconsolidated JVs), the impact of currency movements, and increased SG&A costs supporting growth initiatives in the region.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 23*	YTD 22*		03/31/23	09/30/22
OPERATING CASH FLOW	$170M	$15M	CASH & CASH EQUIVALENTS	$826M	$947M
CAPITAL EXPENDITURES	$(117)M	$(117)M	TOTAL DEBT*	$2,533M	$2,578M
FREE CASH FLOW	$53M	$(102)M	NET DEBT	$1,707M	$1,631M

*Free Cash Flow Q2FY23 of $70M, Q2FY22 of $(28)M
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q2 KEY OPERATING METRICS

		Q2 23	Q2 22	
SALES	CONSOLIDATED	$3,912M	$3,506M	Q2FY23 revenues driven primarily by improved volumes, and to a lesser extent commercial recoveries. The negative impact of FX movements between periods was a partial offset.
SALES	UNCONSOLIDATED	$818M	$916M	Y-O-Y results negatively impacted by lower production volumes at the company's unconsolidated joint ventures (primarily in China).
	ADJUSTED EQUITY INCOME*	$12M	$17M	Q2FY23 equity income was impacted by lower volumes at the company's unconsolidated joint ventures and the impact of the revised agreements between the Keiper JV and its shareholders.
	ADJUSTED INTEREST EXPENSE*	$48M	$41M	In line with internal expectations given Adient's debt and cash position (modest increase driven by higher interest rates impacting the company's Term Loan B).
	ADJUSTED INCOME TAX EXPENSE*	$27M	$28M	Adjusted income tax expense in line with internal expectations given the geographic composition of the company's earnings and significant valuation allowances in certain tax jurisdictions.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY2023 OUTLOOK

Consolidated sales	**~$15.0B** (no change)	**Interest expense**	**~$180M** (prior ~$160M) Memo: cash interest ~$145M
Adj.-EBITDA	**~$850M** (no change)	**Cash tax**	**~$95M** (prior ~$90M)
Equity income (included in Adj.-EBITDA)	**~$70M** (no change)	**Capital expenditures**	**~$300M** (no change)
		Free cash flow	**~$215M** (prior ~$200M)

FY23 guidance updated to reflect Adient's YTD results through March 31, 2023 and current market conditions (including revised production forecast and current FX rates). The company remains on track to deliver its FY2023 commitments which include earnings, margin and FCF growth vs. FY2022.

Reconciliations of non-GAAP measures related to FY2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Creating a sustainable future together

Adient progresses on its sustainability journey

Diversity Equity Inclusion

SUSTAINABLE PRODUCT OFFERINGS DISCUSSED WITH INVESTORS AND ANALYSTS AT RECENT CONFERENCE

Adient continued to move forward with its ESG initiatives during Q2 FY23. Jerome Dorlack, Adient executive vice president and CFO, attended the recent Bank of America Global Auto Summit and discussed the company's sustainable seating solutions with investors and analysts. The company is bringing innovative solutions to customers to support their sustainability goals. Among the topics discussed was Adient's UltraThin™ seat solution -- a technology that provides a thin profile and a high level of comfort. When optimized with the seat structure, there is a combined savings in overall package thickness reduction, lower CO_2 emissions, and mass reduction. Most importantly, this solution enables OEMs the flexibility to increase battery size by up to 10 %, allowing for more BEV range.

ADIENT MARKS EARTH DAY WITH ENERGY-SAVING PROJECTS

To celebrate Earth Day 2023, Adient employees in every region completed initiatives that helped conserve electricity, water, emissions and waste. In some cases, the projects have helped directly improve the communities in which we live, work and play. These projects include:

- **Athens, Tennessee, USA** is in the process of replacing obsolete fluorescent lighting with more efficient LED lights, which will save ~1,400,000 kWh of energy annually.
- **Strumica, Macedonia** separated its lighting system so certain sections could be turned off when not in use, saving ~84,000 kWh of energy annually.
- Adient's joint venture, China's **Changchun Faway Adient Automotive Systems,** installed timers to shut down exhaust fans when not in use, which will save ~415,000 kWh of energy annually.

For more on what we do every day to make a difference, read our 2022 Sustainability Report.

Additional information about Adient's corporate sustainability efforts is available at the links above and on our website at https://www.adient.com/about-us/sustainability. However, we are not including the information contained on, or that can be accessed through, our website as part of, or incorporating it by reference into, this release.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With 70,000+ employees in 30 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the Ukraine conflict and COVID lockdowns in China and their impact on regional and global economies and additional pressure on supply chains and vehicle production, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, work stoppages, including due to supply chain disruptions and similar events, energy and commodity availability and prices, the company's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by our customers for the manufacture of vehicles (i.e., semiconductors)), whether deleveraging activities may yield additional value for shareholders at all or on the same or different terms as those described herein, the ability of Adient to execute its turnaround plan, automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of future financing, the impact of tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, the ability of Adient to achieve its ESG-related goals, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 22, 2022, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2023	2022
Net sales	$3,912	$3,506
Cost of sales	3,662	3,328
Gross profit	250	178
Selling, general and administrative expenses	141	135
Restructuring and impairment costs	17	4
Equity income (loss)	4	7
Earnings (loss) before interest and income taxes	96	46
Net financing charges	59	83
Other pension expense (income)	2	(1)
Income (loss) before income taxes	35	(36)
Income tax provision (benefit)	25	24
Net income (loss)	10	(60)
Income attributable to noncontrolling interests	25	21
Net income (loss) attributable to Adient	$(15)	$(81)

Diluted earnings (loss) per share	$(0.16)	$(0.85)

Shares outstanding at period end	94.7	94.8
Diluted weighted average shares	95.3	94.8

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	March 31,	September 30,
(in millions)	2023	2022
Assets
Cash and cash equivalents	$826	$947
Accounts receivable - net	2,031	1,852
Inventories	919	953
Other current assets	493	411
Current assets	4,269	4,163

Property, plant and equipment - net	1,416	1,377
Goodwill	2,135	2,057
Other intangible assets - net	455	467
Investments in partially-owned affiliates	311	286
Assets held for sale	5	11
Other noncurrent assets	888	797
Total assets	$9,479	$9,158

Liabilities and Shareholders' Equity
Short-term debt	$2	$14
Accounts payable and accrued expenses	3,027	2,818
Other current liabilities	642	669
Current liabilities	3,671	3,501

Long-term debt	2,531	2,564
Other noncurrent liabilities	690	673
Redeemable noncontrolling interests	55	45
Shareholders' equity attributable to Adient	2,197	2,073
Noncontrolling interests	335	302
Total liabilities and shareholders' equity	$9,479	$9,158

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions)	2023	2022
Operating Activities
Net income (loss) attributable to Adient	$(15)	$(81)
Income attributable to noncontrolling interests	25	21
Net income (loss)	10	(60)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	71	76
Amortization of intangibles	13	13
Pension and postretirement benefit expense (benefit)	4	1
Pension and postretirement contributions, net	(6)	(5)
Equity in earnings of partially-owned affiliates, net of dividends received	(10)	(16)
Impairment of interests in nonconsolidated partially-owned affiliates	7	8
Premium paid on repurchase of debt	7	34
Deferred income taxes	(3)	(5)
Non-cash restructuring and impairment charges	—	4
Equity-based compensation	10	4
Other	5	12
Changes in assets and liabilities:
Receivables	(265)	(157)
Inventories	59	(60)
Other assets	(24)	55
Restructuring reserves	(10)	(14)
Accounts payable and accrued liabilities	259	142
Accrued income taxes	(1)	(3)
Cash provided (used) by operating activities	126	29
Investing Activities
Capital expenditures	(56)	(57)
Sale of property, plant and equipment	—	1
Business acquisitions	(5)	(6)
Proceeds from business divestitures	—	9
Cash provided (used) by investing activities	(61)	(53)
Financing Activities
Increase (decrease) in short-term debt	(2)	(2)
Increase (decrease) in long-term debt	1,000	—
Repayment of long-term debt	(1,102)	(742)
Debt financing costs	(16)	(1)
Share repurchases	(28)	—
Cash paid to acquire a noncontrolling interest	—	(153)
Dividends paid to noncontrolling interests	(2)	(40)
Share based compensation and other	1	—
Cash provided (used) by financing activities	(149)	(938)
Effect of exchange rate changes on cash and cash equivalents	9	—
Increase (decrease) in cash and cash equivalents	$(75)	$(962)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended March 31,
(in millions)	2023	2022
Net Sales
Americas	$1,761	$1,596
EMEA	1,401	1,218
Asia	774	723
Eliminations	(24)	(31)
Total net sales	$3,912	$3,506

	Three Months Ended March 31,
(in millions)	2023	2022
Adjusted EBITDA
Americas	$72	$46
EMEA	53	30
Asia	113	105
Corporate-related costs (1)	(23)	(22)
Restructuring and impairment costs (2)	(17)	(4)
Purchase accounting amortization (3)	(14)	(13)
Restructuring related charges (4)	—	(3)
Impairment of interests in nonconsolidated partially-owned affiliates (8)	(7)	(9)
Stock based compensation	(10)	(4)
Depreciation	(71)	(76)
Other items (5)	—	(4)
Earnings (loss) before interest and income taxes	96	$46
Net financing charges	(59)	(83)
Other pension income (expense)	(2)	1
Income (loss) before income taxes	$35	$(36)

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended March 31,
(in millions, except per share data)	2023	2022
Income available to shareholders
Net income (loss) attributable to Adient	$(15)	$(81)

Weighted average shares outstanding
Basic weighted average shares outstanding	95.3	94.8
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	—	—
Diluted weighted average shares outstanding	95.3	94.8

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended March 31, 2023 and 2022 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted EBITDA excluding adjusted equity income, each as defined herein, is also presented.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended March 31,
	2023			2022
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,912	$—	$3,912	$3,506	$—	$3,506
Cost of sales (6)	3,662	—	3,662	3,328	—	3,328
Gross profit	250	—	250	178	—	178
Selling, general and administrative expenses (7)	141	(13)	128	135	(19)	116
Restructuring and impairment costs (2)	17	(17)	—	4	(4)	—
Equity income (loss) (8)	4	8	12	7	10	17
Earnings (loss) before interest and income taxes (EBIT)	96	38	134	46	33	79

Memo accounts:
Depreciation			71			76
Equity based compensation			10			4
Adjusted EBITDA			$215			$159

Net financing charges (9)	59	(11)	48	83	(42)	41
Other pension expense (income)	2	—	2	(1)	—	(1)
Income (loss) before income taxes	35	49	84	(36)	75	39
Income tax provision (benefit) (10)	25	2	27	24	4	28
Net income (loss) attributable to Adient	(15)	46	31	(81)	69	(12)
Diluted earnings (loss) per share	(0.16)	0.48	0.32	(0.85)	0.72	(0.13)
Diluted weighted average shares	95.3	0.8	96.1	94.8	—	94.8

Appendix

Segment Performance:

	Three months ended March 31, 2023
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,761	$1,401	$774	$(24)	$3,912

Adjusted EBITDA	$72	$53	$113	$(23)	$215

Adjusted EBITDA margin	4.1%	3.8%	14.6%	N/A	5.5%

	Three months ended March 31, 2022
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,596	$1,218	$723	$(31)	$3,506

Adjusted EBITDA	$46	$30	$105	$(22)	$159

Adjusted EBITDA margin	2.9%	2.5%	14.5%	N/A	4.5%

The following table presents adjusted EBITDA excluding adjusted equity income:

	Three Months Ended March 31,
(in millions)	2023	2022
Adjusted EBITDA	$215	$159

Less: Adjusted Equity Income	12	17

Adjusted EBITDA Excluding Adjusted Equity Income	$203	$142
% of Sales	5.2%	4.1%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended March 31,
	2023			2022
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$35	$25	71.4%	$(36)	$24	NM
Adjustments (10)	49	2	4.1%	75	4	5.3%
As adjusted	$84	$27	32.1%	$39	$28	71.8%

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended March 31,
(in millions)	2023	2022
Net income (loss) attributable to Adient	(15)	(81)
Restructuring and impairment costs	17	4
Purchase accounting amortization (3)	14	13
Restructuring related charges	—	3
Impairment of interests in nonconsolidated partially-owned affiliates (8)	7	9
Write off of deferred financing costs upon repurchase of debt (9)	4	7
Foreign exchange loss on intercompany loan in Russia (9)	—	1
Premium paid on repurchase of debt (9)	7	34
Other items (5)	—	4
Impact of adjustments on noncontrolling interests (11)	(1)	(2)
Tax impact of above adjustments and other tax items (10)	(2)	(4)
Adjusted net income (loss) attributable to Adient	$31	$(12)

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings (loss) per share.

	Three Months Ended March 31,
	2023	2022
Diluted earnings (loss) per share as reported	$(0.16)	$(0.85)
Restructuring and impairment costs	0.18	0.04
Purchase accounting amortization (3)	0.15	0.14
Restructuring related charges	—	0.03
Impairment of interests in nonconsolidated partially-owned affiliates (8)	0.07	0.09
Write off of deferred financing costs upon repurchase of debt (9)	0.04	0.07
Foreign exchange loss on intercompany loan in Russia (9)	—	0.01
Premium paid on repurchase of debt (9)	0.07	0.36
Other items (5)	—	0.04
Impact of adjustments on noncontrolling interests (11)	(0.01)	(0.02)
Tax impact of above adjustments and other tax items (10)	(0.02)	(0.04)
Adjusted diluted earnings (loss) per share	$0.32	$(0.13)

Appendix

The following table presents calculations of net debt:

	March 31,	September 30,
(in millions)	2023	2022
Cash and cash equivalents	$826	$947
Total short-term and long-term debt	2,533	2,578
Net debt	$1,707	$1,631

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2023	2022	2023	2022
Cash provided (used) by operating activities	$126	$29	$170	$15
Capital expenditures	(56)	(57)	(117)	(117)
Free cash flow	$70	$(28)	$53	$(102)

The following table reconciles adjusted EBITDA excluding adjusted equity income to free cash flow:

	FY2023		FY2022
(in millions)	Q2	YTD	Q2	YTD
Adjusted EBITDA excluding adjusted equity income	$203	$388	$142	$254
Dividend	1	13	—	1
Restructuring (cash)	(10)	(40)	(13)	(37)
Net customer tooling	(23)	(37)	(23)	(21)
Trade working capital (Net AR/AP + Inventory)	(14)	32	(24)	51
Accrued compensation	38	10	14	(47)
Interest paid	(64)	(88)	(70)	(111)
Tax refund/taxes paid	(29)	(49)	(30)	(38)
Non-income related taxes (VAT)	27	8	17	53
Commercial settlements	45	28	10	(44)
Capitalized engineering	(9)	(34)	7	2
Prepaids	(1)	(25)	—	(23)
Other	(38)	(36)	(1)	(25)
Operating cash flow	126	170	29	15
Capital expenditures	(56)	(117)	(57)	(117)
Free cash flow	$70	$53	$(28)	$(102)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with one-time asset impairment charges, as follows:

	Three Months Ended March 31,
(in millions)	2023	2022
Restructuring charges	$(17)	$(2)
Impairment charge associated with Russian operations	—	(2)
	$(17)	$(4)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 including restructuring costs at partially owned affiliates recorded within equity income.

(5) Other items include:

	Three Months Ended March 31,
(in millions)	2023	2022
Transaction costs	$(1)	$(3)
Brazil indirect tax recoveries	1	1
Loss on finalization of asset sale in Turkey	—	(2)
Insurance recoveries for Malaysia flooding	—	1
Allowance for doubtful accounts receivable associated with Russia	—	(1)
	$—	$(4)

(6) The adjustments to cost of sales include:

	Three Months Ended March 31,
(in millions)	2023	2022
Restructuring related charges	$(1)	$(2)
Brazil indirect tax recoveries	1	1
Insurance recoveries for Malaysia flooding	—	1
	$—	$—

Appendix

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended March 31,
(in millions)	2023	2022
Purchase accounting amortization	$(13)	$(13)
Transaction costs	(1)	(3)
Restructuring related charges	1	—
Write off of accounts receivable associated with Russia	—	(1)
Loss on finalization of asset sale in Turkey	—	(2)
	$(13)	$(19)

(8) The adjustments to equity income include:

	Three Months Ended March 31,
(in millions)	2023	2022
Impairment of interests in nonconsolidated partially owned affiliates	$7	$9
Restructuring related charges	—	1
Purchase accounting amortization	1	—
	$8	$10

(9) The adjustments to net financing charges to calculate adjusted interest expense include:

	Three Months Ended March 31,
(in millions)	2023	2022
Premium paid on repurchase of debt	(7)	(34)
Write off of deferred financing costs upon repurchase of debt	(4)	(7)
Foreign exchange loss on intercompany loan in Russia	—	(1)
	$(11)	$(42)

(10) The adjustments to income tax provision (benefit) include:

	Three Months Ended March 31,
(in millions)	2023	2022
Amortization	$(2)	$(2)
Tax audit settlements	(1)	—
Tax rate change	—	(4)
Other reconciling items	1	2
	$(2)	$(4)

(11) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.